U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

ENERGYTEC, INC.

(Exact name of registrant as specified in its charter)

(Commission File No. 000-50072)

Nevada	75-2835634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14785 Preston Road, Suite 550, Dallas, Texas 75254

(Address of principal executive offices)

(972) 789-5136

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 3.02    Unregistered Sales of Equity Securities

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03    Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On December 22, 2005, Energytec, Inc. issued a press release entitled “Energytec Announces Management Alignment; Establishes Incentives for Production, Income Growth,” reporting the election of Don Lambert as President and Chief Operating Officer with the continuation of Frank W Cole as Chairman, Chief Executive Officer and Chief Financial Officer. The Board of Directors also elected Dorothea Krempein, Vice President, Finance and Chief Accounting Officer and Paul Willingham, Vice President – Controller. As a result of these appointments it is expected that Mr. Lambert will become more involved in the day to day operations of the company, while Mr. Cole focuses on acquisitions and divestitures, corporate strategy and financial opportunities, and investor and investment banking relations. In this press release, Energytec, Inc. also announced that the Board awarded the senior management team and senior staff stock options for a total of 2,000,000 shares at an option price of $4.50 per share, with an expiration date of December 31, 2007. A copy of this press release is attached as an exhibit.

On December 22, 2005, Energytec, Inc. also issued a press release entitled “Energytec Completes Private Placement; Announces Wyoming Project Spin-Off and Operational Appointments. In an 8-K filed on October 24, 2005, Energytec reported that it was pursuing the sale of 5,000,000 shares of its common stock in a private placement. The private placement of restricted shares of common stock was ended with a total of 3,037,046 shares sold to accredited investors resulting in gross proceeds to Energytec of $8,531,002. The proceeds of the offering were used for the acquisition of various producing properties, for working capital, and general corporate purposes. A copy of this press release is attached as an exhibit.

At a Board of Directors meeting on December 21, 2005, the Board approved an amendment to the by-laws adding the officer’s position of Chairman of the Board and providing that this position shall also serve as the chief executive officer of the Company.

Item 9.01    Financial Statements and Exhibits

Exhibits
Exhibit 99.1	Press Release Entitled “Energytec Announces Management Alignment; Establishes Incentives for Production, Income Growth” Issued December 22, 2005

Exhibit 99.2	Press Release Entitled “Energytec Completes Private Placement; Announces Wyoming Project Spin-Off and Operational Appointments” Issued December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYTEC, INC.

Date: December 22, 2005	By:	/s/ Frank W Cole
Frank W Cole, President

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